                                                                   Exhibit (4)-1


                             Aeroquip-Vickers, Inc.

                                  $250,000,000

                               Medium-Term Notes

                   Due Nine Months or More from Date of Issue

                          U.S. DISTRIBUTION AGREEMENT



                                                              September 30, 1997



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

J.P. Morgan Securities Inc.
60 Wall Street, 3rd Floor
New York, New York  10260


Ladies and Gentlemen:

         Aeroquip-Vickers, Inc., an Ohio corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of up to $250,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial public offering price of its medium-term notes due nine months or more from date of issue (the "Notes"). The Notes will be issued under an Indenture dated as of May 1, 1996 as supplemented as of April 17, 1997 (the "Indenture") between the Company and The First National Bank of Chicago (as successor-in-interest to NBD
Bank), as trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Base Prospectus referred to below.

         The Company hereby appoints Morgan Stanley & Co. Incorporated ("Morgan Stanley") and J.P. Morgan Securities Inc. ("J.P Morgan") (individually, an "Agent" and collectively, the "Agents") as its agents, subject to Section 10 hereof, for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent also may purchase Notes as principal pursuant to the terms of a written terms agreement relating to such sale substantially in the form of Exhibit A hereto (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to its debt securities, including the Notes. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Base Prospectus." The term "Prospectus" means the Base Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for tiling to, the Commission pursuant to Rule 424. As used herein, the terms "Base Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement, " "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each Agent as of the Commencement Date, as of each date on which an Agent solicits offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent pursuant to a Terms Agreement, if any), as of each date the Company issues and delivers Notes and as of each date the Registration Statement or the Base Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration

Statement, the Base Prospectus and the Prospectus, each as amended or supplemented to each such date):

                  (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement (as amended if the Company shall have filed any amendments thereto) complies, or will comply, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and does not and will not, as of the applicable effective date, contain any untrue statement or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein;

                  (b) the documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (c) the financial statements, and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

                  (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change, or any development involving a prospective change, which could reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or; contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither the Company nor any of its subsidiaries has, since January 1, 1997, entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

                  (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have material adverse effect on the Company and its subsidiaries taken as a whole;


                  (f) each of Aeroquip Corporation and Vickers, Incorporated (collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

                  (g) this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, except as rights to indemnity and contribution may be limited by applicable law;

                  (h) the Notes have been duly authorized by the Company, and, when issued, delivered and authenticated pursuant to this Agreement and the Indenture, will have been duly executed, issued an delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company, qualified under the Trust Indenture Act and constitutes a valid and binding instrument of the Company; and the Notes and the Indenture conform to the descriptions thereof in the Prospectus;

                    (i) neither the Company nor either Subsidiary is, or with the giving of notice or the lapse of time or both would be, in violation of or in default under its Articles of Incorporation or its Code of Regulations (or other organizational documents, as the case may be) or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or either of the Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and the Subsidiaries taken as a whole; the issue and sale of the Notes and the performance by the Company of all of its obligations under the Notes, the Indenture, this Agreement and any applicable Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or either of the Subsidiaries is a party or by which the Company or either of the Subsidiaries is bound or to which any of the property or assets of the Company or either of the Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Code of Regulations (or other organizational documents, as the case may be) of the Company or either of the Subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, any applicable Terms Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act; and

                  (j) other than as set forth or contemplated in the Prospectus as amended or supplemented, if applicable, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or either of the Subsidiaries is or may be a party or to which any property of the Company or either of the Subsidiaries is or may be subject which could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

             Notwithstanding the foregoing, the representations and warranties set forth in Section 1(a) and (h) (except as to due authorization of the Notes) and (i), when made as of the Commencement Date, or as of any date on which an Agent solicits offers to purchase Notes, with respect to any Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.


         2.       SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

         (A) SOLICITATIONS AS AGENT. In connection with an Agent's actions as agent hereunder, such Agent agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

         The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); PROVIDED, HOWEVER, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

         The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such
Note:

                    Term                          Commission Rate
                    ----                          ---------------

   From 9 months to less than 1 year                   .125%
   From 1 year to less than 18  months                 .150%
   From 18 months to less than  2 years                .200%
   From 2 years to less than 3  years                  .250%
   From 3 years to less than 4  years                  .350%
   From 4 years to less than 5  years                  .450%
   From 5 years to less than 6  years                  .500%
   From 6 years to less than 7  years                  .550%
   From 7 years to less than 10  years                 .600%
   From 10 years to less than 15 years                 .625%
   From 15 years to less than 20 years                 .700%
   From 20 years to less than 30 years                 .750%
   From 30 years and beyond                            to be negotiated

         Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

         (b) PURCHASES AS PRINCIPAL. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will take the form of either (i) a Terms Agreement, or (ii) an oral agreement between such Agent and the Company confirmed in writing by such Agent to the Company.

         An Agent's commitment to purchase Notes pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

         Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent pursuant to a Terms Agreement is referred to herein as a "Settlement Date."

         Unless otherwise specified in a Terms Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

         (C) ADMINISTRATIVE PROCEDURES. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

         (D) DELIVERY. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to each Agent's obligation to begin soliciting offers to purchase Notes as an agent of the Company shall be delivered at the office of Brown & Wood LLP, counsel for the Agents, not later than 12 Noon, New York time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which the Company accepts any offer by an Agent to purchase Notes pursuant to a Terms Agreement. The date of delivery of such documents is referred to herein as the "Commencement Date."

         (e) OBLIGATIONS SEVERAL. The Company acknowledges that the obligations of the Agents under this Agreement are several and not joint.

         3. AGREEMENTS. The Company agrees with each Agent that:

         (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not tile any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; PROVIDED, HOWEVER, that (i) the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Base Prospectus (except that notice of the filing of an amendment or supplement to the Base Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Base Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

         (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities

Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Agents or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes an Agent may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

         (c) The Company will make generally available to its security holders and to the Agents as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

         (d) The Company will furnish to each Agent, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

         (e) The Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Base Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

         (f) The Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (g) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (v) any fees charged by rating agencies for the rating of the Notes, (vi) any expenses incurred by the Company in connection with a "road show" presentation to potential investors and (vii) the fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder.

         (h) During the period beginning the date of any Terms Agreement and continuing to and including the Settlement Date with respect to such Terms Agreement, the Company will not, without such Agent's prior written consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to such Notes (other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) Notes previously agreed to be sold by the Company and
(iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such Terms Agreement.

         4. CONDITIONS OF THE OBLIGATIONS OF THE AGENTS. Each Agent's obligation to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

         (a) Prior to such solicitation or purchase, as the case may be:

         (i) since the respective dates as of which information is given in the Prospectus there shall not have been any change or any development involving a change, which could reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, the effect of which in the judgment of the relevant Agent makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus;

         (ii) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers, Inc., (ii) trading of any securities of or guaranteed by the Company shall not have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, or (iv) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the relevant Agent, is material and adverse and which, in the judgment of such Agent, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

         (iii) there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review for possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

         (A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

         (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received:

          (i) The opinion, dated as of such date, of James E. Kline, general counsel of the Company, to the effect that:

               (A) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

               (B) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

               (C) each Subsidiary has been duly incorporated and is validly existing as a corporation under the law of its jurisdiction of incorporation with corporate power and authority to own its properties and conduct its business as described in the Prospectus, as then amended or supplemented, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and the Subsidiaries taken as a whole; and all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

               (D) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened to which the Company or either of the Subsidiaries is or may be a party or to which any property of the Company or the Subsidiaries is or may be the subject which could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

               (E) neither the Company nor either of the Subsidiaries is, or with the giving of notice or the lapse of time or both would be, in violation of its Articles of Incorporation or its Code of Regulations (or other organizational documents, as the case may be), except for violations which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole, and the issue and sale of the Notes and the performance by the Company of its obligations under the Notes, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or either of the Subsidiaries is a party or by which the Company or either of the Subsidiaries is bound or to which any of the property or assets of the Company or either of the Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Code of Regulations (or other organizational documents, as the case may be) of the Company or either of the Subsidiaries or any applicable law or statute (except as rights to indemnity and contribution hereunder may be limited by applicable law) or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their respective properties;

               (F) the statements incorporated by reference in the Prospectus from Item 3 of Part 1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and in the Registration Statement in Item 15, in so far as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings; and

               (G) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, as then amended or supplemented (except for financial statements and schedules included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) is of the opinion that the Registration Statement and Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, (3) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-l heretofore referred to) each part of the Registration Statement, as then amended, if applicable, when such part became effective, contained and as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (4) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus, as then amended or supplemented, if applicable, as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that in the case of an opinion delivered on the Commencement Date or pursuant to Section 5(b), the opinion and belief set forth in clauses
          (3) and (4) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Base Prospectus.

     (ii) The opinion, dated as of such date, of Jones, Day, Reavis & Pogue, outside counsel for the Company (or such other counsel as is acceptable to the Agents), to the effect that:

          (A) each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company;

          (B) the Notes have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof on the date of such opinion, would be valid and binding obligations of the Company and would be entitled to the benefits of the Indenture;

          (C) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and binding instrument of the Company;

          (D) no consent, approval or authorization or order of any governmental agency or body is required for the issue and sale of the Notes, except such as have been obtained under the Securities Act and the Trust Indenture Act;

          (E) the statements in the Prospectus, under the captions "Description of Notes" and "Description of Securities", in each case insofar as such statements purport to summarize the provisions of the documents referred to therein, present fair summaries of such provisions;

          (F) such counsel is of the opinion ascribed to it in the Prospectus, as then amended or supplemented, under the caption "United States Taxation"; and

          (G) (1) such counsel is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statements and supporting schedules included therein and that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-l) under the Trust Indenture Act of the Trustee as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act, (2) no facts have come to the attention of such counsel to cause them to believe that the Registration Statement (except for the financial statements and supporting schedules included therein and that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-l) under the Trust Indenture Act of the Trustee as to which such counsel need express no belief), on the date of this Agreement, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (3) no facts have come to the attention of such counsel to cause them to believe that the Prospectus (except for the financial statements and supporting schedules included therein as to which counsel need express no belief) as amended or supplemented, if applicable, to the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Ohio and New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Agents' counsel) of other counsel reasonably acceptable to Agents' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinions of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, he or they, as the case may be, and the Agents are justified in relying thereon. With respect to the matters to be covered in subparagraphs (b)(i)(G) and
     (b)(ii)(G), respectively, above, James E. Kline and Jones, Day, Reavis & Pogue (or such other counsel as is acceptable to the Agents) may state that their opinions and beliefs are based upon their participation in the preparation of the Prospectus and any amendment or supplement thereto and review and discussion of the contents of the Registration Statement and the Prospectus and that, except as specified, they have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus;


          (iii) The opinion, dated as of such date, of Brown & Wood LLP, counsel for the Agents, covering the matters in subparagraphs (A), (B), (C), (E) and (G) in paragraph (b) (ii) above. With respect to subparagraph (G) of paragraph (b)(ii) above, Brown & Wood LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

         (c) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in subparagraph (a)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

         The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

         (d) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, Ernst & Young LLP, independent public accountants, shall have furnished to the relevant Agents a letter or letters, dated the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

         (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

         5. ADDITIONAL AGREEMENTS OF THE COMPANY. (a) Each time that the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement (i) solely setting forth the terms of any Securities other than the Notes or (ii) providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), the Company will deliver or cause to be delivered forthwith to each Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

         (b) Each time that the Company furnishes a certificate pursuant to
Section 5(a), the Company will furnish or cause to be furnished forthwith to each Agent the written opinions of James E. Kline, Esq. and Jones, Day, Reavis & Pogue (or such other counsel as is acceptable to the Agents). Any such opinions shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the respective opinions referred to in Sections 4(b)(i) and (ii), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinions, each such counsel last furnishing such opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

         (c) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent public accountants forthwith to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

         6. INDEMNITY AND CONTRIBUTION. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein;

         Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties)include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Agent and such control persons of an Agent shall be designated in writing by Morgan Stanley or, if Morgan Stanley is not an Indemnified Person, by the Agents that are Indemnified Persons and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 6 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other hand from the offering of the Notes or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is confirmed to Morgan Stanley at 1585 Broadway, New York, New York 10036,
Attention: Manager, Credit Department (telefax number: 212-761-0687), with a copy to 1585 Broadway, New York, New York 10036, Attention: Managing Director, Debt Syndicate (telefax number: 212-761-0785); (ii) if sent to J.P. Morgan, will be mailed, delivered or telefaxed and confirmed to J.P. Morgan Securities Inc., 60 Wall Street, 3rd Floor, New York, New York 10260, Attention: Manager, Credit Department (telefax number: 212-761-0687); or (iii) if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at Aeroquip-Vickers, Inc., 3000 Strayer, Maumee, Ohio 43537-0050, Attention: James
E. Kline, Vice President and General Counsel (telefax number: (419) 867-2209).

         10. SUCCESSORS. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.


         11. AMENDMENTS. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; PROVIDED that the Company may from time to time, upon notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

         12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.


         14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discounts and commissions received by each Agent bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and each Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by each Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by PRO RATA allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitation set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in the immediately preceding paragraph that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Section 6 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

         The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Notes.

         7. POSITION OF THE AGENTS. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent pursuant to a Terms Agreement), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

         8. TERMINATION. This Agreement may be terminated at any time by the Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a),
Section 2(e), the last sentence of Section 3(b) and Sections 3(c), 3(g), 6, 7, 9, 11 and 14 shall survive; PROVIDED that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(e), 3(f), 3(h), 4 and 5 shall also survive until such delivery has been made.

         9. NOTICES. All communications hereunder will be in writing and effective only on receipt, and (i) if sent to Morgan Stanley, will be mailed, delivered or telefaxed and

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.


                                   Very truly yours,

                                   AEROQUIP-VICKERS, INC.


                                   By:  /s/ W.R. Ammann
                                        ---------------------------------------
                                        Title:  Vice President - Administration
                                                and Treasurer


The foregoing Agreement
is hereby confirmed
and accepted as of the
date first above written.


MORGAN STANLEY & CO. INCORPORATED


By: /s/ Jennifer A. Harris
    ------------------------
    Title: Vice President


J.P. MORGAN SECURITIES INC.


By: /s/ Maureen Krim
    ------------------------
    Title: Maureen Krim
           Vice President

                                   EXHIBIT A



                             Aeroquip-Vickers, Inc.

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT


                                                    ____________________, 19___

Aeroquip-Vickers, Inc.
3000 Strayer
Maumee, Ohio 43537-0050

Attention:   James E. Kline, Vice President
             and General Counsel


    Re: Distribution Agreement dated September 30, 1997 (the "Distribution
        Agreement")
        -----------------------------------------------------------------------

        We agree to purchase your Medium-Term Notes having the following terms:

        [We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:




                                                        Principal Amount
          Name                                              of Notes
          ----                                          ----------------


Morgan Stanley & Co.
    Incorporated
J.P. Morgan Securities Inc.
 [Insert syndicate list]1

                                  Total . . . . . . . .    $
                                                            =============

    The Notes shall have the following terms:



------------------
        1 Delete if the transaction will not be syndicated.

All Notes:                    Fixed Rate Notes:        Floating Rate Notes:
----------                    -----------------        --------------------

Principal amount:             Interest Rate:           Base rate:

Purchase price:               Applicability            Index maturity:
                              of modified
Price to public:              payment upon             Spread:
                              acceleration:
Settlement date                                        Spread multiplier:
and time:                     If yes, state
                              issue price:             Alternate rate
Place of                                               event spread:
delivery:                     Amortization
                              schedule:                Initial interest
Specified                                              rate:
currency:
                                                       Initial interest
Maturity date:                                         reset date:

Initial accrual                                        Interest reset
period OID:                                            dates:

Total amount                                           Interest reset
of OID:                                                period:

Original yield                                         Maximum interest
to maturity:                                           rate:

Optional repayment                                     Minimum interest
date(s):                                               rate:

Optional redemption                                    Interest payment
date(s):                                               period:

Initial redemption                                     Interest payment
date:                                                  dates:

Initial redemption                                     Calculation agent:
percentage:

Annual redemption
percentage
decrease:

Other terms:


         The provisions of Sections 1, 2(b) and 2(c) and 3 through 6, 9, 10, 11 and 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

         [If on the Settlement Date any one or more of the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such other proportions as Morgan Stanley & Co. Incorporated may specify, to purchase the Notes which such defaulting Agent or Agents agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Notes that any Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such amount of Notes without the written consent of such Agent. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to Morgan Stanley & Co. Incorporated and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such case either Morgan Stanley & Co. Incorporated or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.] 2

         This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(g), 6, 9, 11 and 14 of the Distribution Agreement shall survive for the purposes of this Agreement.




---------------------------
        2 Delete if the transaction will not be syndicated.

         The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required:

     A.   The officers' certificate referred to in Section 4(c).

     B. The opinion or opinions of the general counsel of the Company referred to in Section 4(b)(i).

     C. The opinion or opinions of outside counsel for the Company referred to in Section 4(b)(ii).

     D.   The opinion of Agents' counsel referred to in Section 4(b)(iii).

     E.   The accountants' letter referred to in Section 4(d).



                                             MORGAN STANLEY & CO. INCORPORATED


                                             By:  ____________________
                                                  Title:


                                             J.P. MORGAN SECURITIES INC.


                                             By:  ____________________
                                                  Title:

Accepted:

AEROQUIP-VICKERS, INC.


By:  _____________________
     Title:

                                   EXHIBIT B



                            AEROQUIP-VICKERS, INC.

                                  $250,000,000

                               MEDIUM-TERM NOTES

                           ADMINISTRATIVE PROCEDURES

                      ------------------------------------



         Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes (the "Notes"), on a continuous basis by Aeroquip-Vickers, Inc. (the "Company") pursuant to the Distribution Agreement, dated as of September 30, 1997 (the "Distribution Agreement") among the Company and Morgan Stanley & Co. Incorporated ("Morgan Stanley") and J.P. Morgan Securities Inc. ("J.P. Morgan") (the "Agents"). The Notes will be issued under an Indenture dated as of May 1, 1996 as supplemented as of April 17, 1997 (the "Indenture") between the Company and The First National Bank of Chicago (as successor-in-interest to NBD Bank), as trustee (the "Trustee"). In the Distribution Agreement, the Agents have agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through an Agent, as agent of the Company. An Agent, as principal, may also purchase Notes for its own account, and if requested by such Agent, the Company and such Agent will enter into a terms agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by an Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

         The Trustee will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Notes and will perform the duties specified herein. Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

         Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture, the Notes or any prospectus supplement relating to the Notes shall be used herein as therein defined.

         The Company will advise the Agents in writing of the employees of the Company with whom the Agents are to communicate regarding offers to purchase Notes and the related settlement details.

     PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES


         In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated as of September 30, 1997, and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated as of May 26, 1989 (the "MTN Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                     On any date of settlement (as defined under
                              "Settlement" below) for one or more Book-Entry
                              Notes, the Company will issue a single global security in fully registered form without coupons
                              (a "Global Security") representing up to U.S.
                              $200,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity
                              Date and other terms. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global
                              Security will bear an "Interest Accrual Date," which will be (i) with respect to an original
                              Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry
                              Notes may be payable only in U.S. dollars. No
                              Global Security will represent any Certificated
                              Note.

Denominations:                Book-Entry Notes will be issued in principal
                              amounts of U.S. $100,000 or any amount in excess thereof that is an integral multiple of U.S.
                              $1,000. Global Securities will be denominated in principal amounts not in excess of U.S.
                              $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global
                              Security, then one Global Security will be issued to represent each U.S. $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry
                              Note or Notes shall be assigned the same CUSIP number.


Preparation                   If any offer to purchase a Book-Entry Note is
of Pricing                    accepted by or on behalf of the Company, the
Supplement:                   Company will  prepare  a pricing supplement (a
                              "Pricing Supplement") reflecting the terms of such Note. The Company (i) will arrange to file 10 copies of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing
                              Supplement to the relevant Agent as such Agent shall request.

                              In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:                   The receipt by the Company of immediately
                              available funds in payment for a Book-Entry Note and the authentication and issuance of the Global
                              Security representing such Note shall constitute
                              "settlement" with respect to such Note. All offers accepted by the Company will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business
                              Day.

Settlement                    Settlement Procedures with regard to each
Procedures:                   Book-Entry Note sold by the Company to or through
                              an Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

                                   A. The relevant Agent will advise the
                                   Company by telephone that such Note is a Book-Entry Note and of the following settlement information:

                                           1. Principal amount.

                                           2. Maturity Date.

                                           3. In the case of a Fixed
                                           Rate Book-Entry Note, the
                                           Interest Rate, whether such
                                           Note will pay interest
                                           annually or semiannually and
                                           whether such Note is an
                                           Amortizing Note, and, if so,
                                           the amortization schedule,
                                           or, in the case of a
                                           Floating Rate

                                           Book-Entry Note, the Initial
                                           Interest Rate (if known at
                                           such time), Interest
                                           Payment Date(s), Interest
                                           Payment Period, Calculation
                                           Agent, Base Rate, Index
                                           Maturity, Interest Reset
                                           Period, Initial Interest
                                           Reset Date, Interest Reset
                                           Dates, Spread or Spread
                                           Multiplier (if any),
                                           Minimum Interest Rate (if
                                           any), Maximum Interest Rate
                                           (if any) and the Alternate
                                           Rate Event Spread (if any).

                                           4. Redemption or repayment
                                           provisions (if any).

                                           5. Settlement date and time
                                           (Original Issue Date).

                                           6. Interest Accrual Date.

                                           7. Price.

                                           8. Agent's commission (if any)
                                           determined as provided in the
                                           Distribution Agreement.

                                           9. Whether the Note is an Original
                                           Issue Discount Note (an "OlD Note"),
                                           and if it is an OlD Note, the total
                                           amount of OlD, the yield to
                                           maturity, the initial accrual period
                                           OlD and the applicability of
                                           Modified Payment upon Acceleration
                                           (and, if so, the Issue Price).

                                           10. Whether the Note is a PERLS
                                           Note, and if it is a PERLS Note, the
                                           Denominated Currency, the Indexed
                                           Currency or Currencies, the Payment
                                           Currency, the Exchange Rate Agent,
                                           the Reference Dealers, the Face
                                           Amount, the Fixed Amount of each
                                           Indexed Currency, the Aggregate
                                           Fixed Amount of each Indexed
                                           Currency and the Authorized

                                           Denominations (if other than U.S.
                                           dollars).

                                           11. Whether the Note is a Renewable
                                           Note, and if it is a Renewable Note,
                                           the Initial Maturity Date and the
                                           Final Maturity Date.

                                           12. Whether the Company has to
                                           extend the Original Maturity Date of
                                           the Note, and, if so, the Final
                                           Maturity Date of such Note.

                                           13. Whether the Company has the
                                           option to reset the Interest Rate,
                                           the Spread or the Spread Multiplier
                                           of the Note.

                                           14. Any other applicable terms.

                                    B. The Company will advise the Trustee
                                    by telephone or electronic transmission
                                    (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. The Trustee will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and the relevant Agent of such CUSIP number by telephone as soon as practicable.

                                    C. The Trustee will enter a pending
                                    deposit message through DTC's
                                    Participant Terminal System, providing
                                    the following settlement information to
                                    DTC, the relevant Agent and Standard &
                                    Poor's Rating Services:


                                           1. The information set forth in
                                           Settlement Procedure "A".

                                           2. The Initial Interest Payment Date
                                           for such Note, the number of days by
                                           which such
                                            date succeeds the related DTC Record
                                            Date (which in the case of Floating
                                            Rate Notes which reset daily or
                                            weekly, shall be the date five
                                            calendar days immediately preceding
                                            the applicable Interest Payment Date
                                            and, in the case of all other Notes,
                                            shall be the Record Date as defined
                                            in the Note) and, if known, the
                                            amount of interest payable on such
                                            Initial Interest Payment Date.

                                            3. The CUSIP number of the Global
                                            Security representing such Note.

                                            4. Whether such Global Security will
                                            represent any other Book-Entry Note
                                            (to the extent known at such time).

                                            5. Whether such Note is an
                                            Amortizing Note (by an appropriate
                                            notation in the comments field of
                                            DTC's Participant Terminal System).

                                            6. The number of participant
                                            accounts to be maintained by DTC on
                                            behalf of the relevant Agent and the
                                            Trustee.

                                        D. The Trustee will complete and
                                        authenticate the Global Security
                                        representing such Note.

                                        E. DTC will credit such Note to the
                                        Trustee's participant account at DTC.



                                        F. The Trustee will enter an SDFS
                                        deliver order through DTC's Participant
                                        Terminal System instructing DTC to (i)
                                        debit such Note to the Trustee's
                                        participant account and credit such Note to the relevant Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission (if any). The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the MTN Certificate Agreement.

                                        G. Unless the relevant Agent is the end
                                        purchaser of such Note, such Agent will
                                        enter an SDFS deliver order through
                                        DTC's Participant Terminal System
                                        instructing DTC (i) to debit such Note
                                        to such Agent's participant account and
                                        credit such Note to the participant
                                        accounts of the Participants with
                                        respect to such Note and (ii) to debit
                                        the settlement accounts of such
                                        Participants and credit the settlement
                                        account of such Agent for an amount
                                        equal to the price of such Note.

                                        H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                                        I. The Trustee will credit to the
                                        account of the Company maintained at The
                                        First National Bank of Chicago,
                                        Aeroquip-Vickers-Account #59-29024,
                                        Chicago, Illinois, in immediately
                                        available funds the amount transferred
                                        to the Trustee in accordance with
                                        Settlement Procedure "F".

                                        J. Unless the relevant Agent is the end
                                        purchaser of such Note, such

                                        Agent will confirm the purchase of such
                                        Note to the purchaser either by
                                        transmitting to the Participants with
                                        respect to such Note a confirmation
                                        order or orders through DTC's
                                        institutional delivery system or by
                                        mailing a written confirmation to such
                                        purchaser.

                                        K. Monthly, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee that have not yet been settled.

Settlement                        For sales by the Company of Book-Entry Notes
Procedures                        to or through an Agent (unless otherwise
Timetable:                        specified pursuant to a Terms Agreement)
                                  for settlement on the first Business Day after the sale date, Settlement Procedures
                                  "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

                                  Settlement
                                  Procedure                 Time
                                  ---------                 ----

                                        A         11:00 A.M. on sale date
                                        B         12:00 Noon on sale date
                                        C          2:00 P.M. on sale date
                                        D          9:00 A.M. on settlement date
                                        E         10:00 A.M. on settlement date
                                        F-G        2:00 P.M. on settlement date
                                        H          4:45 P.M. on settlement date
                                        I-J        5:00 P.M. on settlement date



                                  If a sale is to be settled more than one
                                  Business Day after the sale date, Settlement procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate

                                  Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                                  If settlement of a Book-Entry Note is
                                  rescheduled or canceled, the Trustee, after receiving notice from the Company or the relevant Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure                           If the Trustee fails to enter an SDFS deliver
to Settle:                        order with respect to a Book-Entry Note
                                  pursuant to Settlement Procedure "F", the Trustee may deliver to DTC, through DTC's
                                  Participant Terminal System, as soon as
                                  practicable a withdrawal message instructing
                                  DTC to debit such Note to the Trustee's
                                  participant account, provided that the
                                  Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited.
                                  If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security
                                  "canceled," make appropriate entries in the Trustee's records and send such canceled
                                  Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service Bureau of Standard &
                                  Poor's Rating Services, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global
                                  Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry
                                  Note or Notes and shall be canceled
                                  immediately after issuance and the other of which shall represent the remaining
                                  Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered
                                  Global Security.

                                  If the purchase price for any Book-Entry
                                  Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such
                                  Participants and, in turn, the relevant
                                  Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                                  Notwithstanding the foregoing, upon any
                                  failure to settle with respect to a
                                  Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                                  In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.


PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

    The Trustee will serve as Registrar in connection with the

Certificated Notes.

Issuance:                     Each Certificated Note will be dated and issued as
                              of the date of its authentication by the Trustee.
                              Each Certificated Note will bear an Original Issue
                              Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation                   If any offer to purchase a Certificated Note
of Pricing                    is accepted by or on behalf of the Company, the
Supplement:                   Company will prepare a Pricing Supplement
                              reflecting the terms of such Note. The Company (i) will arrange to file 10 copies of such Pricing
                              Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request.

                              In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:                   The receipt by the Company of immediately
                              available funds in exchange for an authenticated
                              Certificated Note delivered to the relevant Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute
                              "settlement" with respect to such Note. All offers accepted by the Company will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date, which date shall be no earlier than the next
                              Business Day.

Settlement                    Settlement Procedures with regard to each
Procedures:                   Certificated Note sold by the Company to or
                              through an Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

                              A. The relevant Agent will advise the Company by telephone that such Note is a Certificated Note and of the following settlement information:

                              1. Name in which such Note is to be registered ("Registered Owner").

                              2. Address of the Registered Owner and address for payment of principal and interest.

                              3. Taxpayer identification number of the Registered Owner (if available).

                              4. Principal amount.

                              5. Maturity Date.

                              6. In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such
                              Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest

                              Rate (if any) and the Alternate Rate Event Spread (if any).

                              7. Redemption or repayment provisions (if any).

                              8. Settlement date and time (Original Issue Date).

                              9. Interest Accrual Date.

                              10. Price.

                              11. Agent's commission (if any) determined as provided in the Distribution Agreement.

                              12. Denominations.

                              13. Specified Currency.

                              14. Whether the Note is an OlD Note, and if it is an OlD Note, the total amount of OlD, the yield to maturity, the initial accrual period OlD and the applicability of Modified Payment upon Acceleration (and if so, the Issue Price).

                              15. Whether the Note is a PERLS Note, and if it is a PERLS Note, the Denominated Currency, the Indexed Currency or Currencies, the Payment Currency, the Exchange Rate Agent, the Reference Dealers, the Face Amount, the Fixed Amount of each Indexed Currency, the Aggregate Fixed Amount of each Indexed Currency and the Authorized Denominations (if other than U.S. dollars).

                              16. Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date and the Final Maturity Date.

                              17. Whether the Company has the option to extend the Original Maturity Date of the Note, and, if so, the Final Maturity Date of such Note.

                              18. Whether the Company has the option to reset the Interest Rate, the Spread or the Spread Multiplier of the Note.

                              19. Any other applicable terms.

                              B. The Company will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above.

                              C. The Company will have delivered to the Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the Trustee:

                              1. Note with customer confirmation.

                              2. Stub One - For the Trustee.

                              3. Stub Two - For the relevant Agent.

                              4. Stub Three - For the Company.

                              D. The Trustee will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Company at The First National Bank of Chicago, Aeroquip-Vickers-Account #59-29024, Chicago, Illinois, or to such other account as the Company shall have specified to such Agent and the Trustee, in immediately available funds, of an amount equal to the price of such Note less such Agent's commission (if any). In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                              E. Unless the relevant Agent is the end purchaser of such Note, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                              F. The Trustee will send Stub Three to the Company by first-class mail. Monthly, the Trustee will also send to the Company a statement setting forth the principal amount of the Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee that have not yet been settled.

Settlement                 For sales by the Company of Certificated Notes to or
Procedures                 through an Agent  (unless otherwise specified
Timetable:                 pursuant to a Terms Agreement), Settlement
                           Procedures "A" through "F" set forth above shall be completed on or before the respective times in New
                           York City set forth below:

                           Settlement
                           Procedure                    Time
                           ---------                    ----

                                 A           2:00 P.M. on day before
                                             settlement date
                                 B           3:00 P.M. on day before
                                             settlement date
                                 C-D         2:15 P.M. on settlement date
                                 E           3:00 P.M. on settlement date
                                 F           5:00 P.M. on settlement date


Failure                    If a purchaser fails to accept delivery of and make
to Settle:                 payment for any Certificated Note, the relevant
                           Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee.
                           Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the price of such Note less such Agent's commission in respect of such Note (if any). Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse such Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note "canceled," make appropriate entries in the Trustee's records and send such Note to the Company.